                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                            MICRO THERAPEUTICS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Delaware                                     33-0569235
      -----------------------                          -------------------
      (State of Incorporation                            (IRS Employer
         or Organization)                              Identification No.)


       1062 Calle Negocio #F
     San Clemente, California                                92673
----------------------------------------                ----------------
(Address of Principal Executive Offices)                   (Zip Code)




Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                     Name of each exchange on which
        to be so registered                     each class is to be registered
        -------------------                     ------------------------------
               None                                      Not applicable



Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $.001 par value
                         -----------------------------
                                (Title of Class)




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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         See "Description of Capital Stock" and "Shares Eligible for
Future Sale" in the preliminary prospectus of the Registrant, incorporated by reference from the Registration Statement on Form SB-2 of Registrant, Registration No. 333-17345, filed with the Securities and Exchange Commission on December 5, 1996, as amended on January 10, 1997 and January 13, 1997.

Item 2.  Exhibits
         --------

         The following documents included as exhibits, as indicated, to Registrant's Registration Statement on Form SB-2, Registration No. 333-17345, filed with the Securities and Exchange Commission on December 5, 1996, as amended on January 10, 1997 and January 13, 1997, are incorporated herein by reference.

                                                                 Form SB-2
         Exhibit Description                                   Exhibit Number
         -------------------                                   --------------

   Certificate of Incorporation of the Company.                      3.1

   Bylaws of the Company, as currently in effect.                    3.2

   Specimen Certificate of Common Stock.                             3.3

   Warrant Agreement dated December 20, 1995 between the
   Company and Comdisco, Inc.                                        4.1

   Warrant Agreement dated May 21, 1996 between the
   Company and Comdisco, Inc.                                        4.2

   Amended and Restated Investors Rights Agreement dated
   February 9, 1995, among the Company, the Investors named
   therein and the Common Holders named therein, as amended
   on May 17, 1996 and June 27, 1996.                               10.5

   1993 Incentive Stock Option, Nonqualified Stock Option and       10.6
   Restricted Stock Purchase Plan.

   1996 Stock Incentive Plan.                                       10.7

   Employee Stock Purchase Plan.                                    10.8






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                                   SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        MICRO THERAPEUTICS, INC.



                                        By:  /s/ George Wallace
                                            ---------------------------------
                                                 GEORGE WALLACE
                                                 President and Chief
                                                 Executive Officer


                                        Dated:  January 21, 1997





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